SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006 (February 9, 2006)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way

Wayne, New Jersey 07470

(Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2006, Toys “R” Us Limited (“Toys Limited”) and Toys “R” Us Properties (UK) Limited (“Toys Properties”), two indirect subsidiaries of Toys “R” Us, Inc. (the “Company”), together with Vanwall Finance PLC (the “Issuer”), a special purpose vehicle incorporated under the laws of England and Wales for the limited purposes of issuing commercial mortgage backed floating rate notes and entering into a Credit Agreement (as defined below) with Toys Properties, closed the transaction involving the issue of multiple classes of commercial mortgage backed floating rate notes (the “Notes”) aggregating £355.8 million (U.S.$621.6 million)1 in connection with the previously announced offering outside of the United States. The Issuer utilized the proceeds of the issue of Notes to fund the Senior Loan and the pre-funding to Toys Properties described below.

In connection with the above-described U.K. financing, on February 9, 2006, Toys Properties entered into a credit agreement (the “Credit Agreement”) with, among others, the Issuer (the “Senior Lender”) and The Royal Bank of Scotland plc (the “Junior Lender”). Pursuant to the Credit Agreement, the Senior Lender made available to Toys Properties a secured term loan facility comprising an initial principal amount of £347.0 million (U.S.$606.2 million) (the “Initial Senior Loan”) and the Junior Lender made available to Toys Properties a separate secured term loan facility comprising an initial principal amount of £62.4 million (U.S.$109.0 million) (the “Initial Junior Loan”). Toys Properties used the proceeds of the Initial Senior Loan and the Initial Junior Loan to fund in part the purchase price for the acquisition of a portfolio of 29 stores and one distribution center (the “U.K. Properties”) from Toys Limited and Toys “R” Us Properties Limited, an indirect subsidiary of the Company. The Senior Lender and Junior Lender have also agreed to provide an aggregate of £10.8 million (U.S.$18.9 million) in additional loans to pre-fund the purchase by Toys Properties of one additional U.K. property under specified conditions (collectively with the Initial Senior Loan and the Initial Junior Loan, the “Loans”).

On the Closing Date, Toys Properties leased the U.K. Properties to Toys Limited pursuant to certain lease agreements (the “Lease Agreements”) in respect of each U.K. Property. Toys Properties will apply rental payments received pursuant to such lease agreements to make payments of principal and interest due to the Senior Lender and the Junior Lender under the Credit Agreement.

In order to secure its obligations under the Credit Agreement and certain related finance documents, Toys Properties granted a floating charge over all of its assets and first fixed security over all of its legal and beneficial interest in the U.K. Properties. Toys Properties also granted security over its rights under the Lease Agreements and certain other transaction documents. In addition, Toys “R” Us Holdings Limited granted a mortgage over all of the shares it holds in Toys Properties. The security is held on trust by Deutsche Bank AG, London Branch as “Security Agent” on behalf of, among others, the Senior Lender and the Junior Lender.

The Credit Agreement contains customary covenants, including, among other things, covenants that restrict the ability of Toys Properties to incur certain additional indebtedness, create or permit liens on assets, dispose of the U.K. Properties or acquire further property (except in defined circumstances), vary or terminate the Lease Agreements, conclude further leases or engage in mergers or consolidations. The Credit Agreement has a seven-year term and Toys Properties is required to repay the Loans in part in quarterly installments. The Credit Agreement also contains various and customary events of default with respect to the Loans, including, without limitation, the failure to pay interest or principal when the same is due under the Credit Agreement, cross default provisions, the failure of representations and warranties contained in the Credit Agreement to be true and certain insolvency events with respect to Toys Properties. The Senior Loan bears interest at an annual rate of mandatory costs (as defined in the Credit Agreement generally to include the costs of the lender relating to reserve asset, liquidity or cash margin or other like requirements) plus 4.5575% plus a margin ranging from 0.28% to 1.50% (depending on the tranche), and the Junior Loan bears interest at an annual rate of mandatory costs (as defined in the Credit Agreement) plus LIBOR plus a margin of 2.25%. Toys Properties has entered into hedging arrangements in relation to its floating rate exposure under the Credit Agreement, whereby Toys Properties effectively fixed the interest under the Junior Loan at 6.8075% per annum.

In addition, on January 23, 2006, Toys “R” Us Iberia Real Estate, S.L. (the “Spanish Borrower”), an indirect subsidiary of the Company incorporated in Spain, entered into a secured loan agreement pursuant to which the Spanish Borrower borrowed €135.1 million (U.S.$161.2 million)2 (the “Spanish Loan”), and in connection therewith

[1]	Amounts in this section have been converted from local currency (£) to U.S. dollars based on the February 15, 2006 exchange rate of £1.00=U.S.$1.747.

[2]	Amounts in this section have been converted from local currency (€) to U.S. dollars based on the February 15, 2006 exchange rate of €1.00=U.S.$1.193.

entered into a transfer and leaseback transaction with Toys “R” Us Iberia, S.A., an indirect subsidiary of the Company, relating to 22 properties located in Spain in exchange for shares and share premium in the Spanish Borrower. The Spanish Loan has an interest rate of 1.50% plus EURIBOR. The Spanish Borrower has entered into hedging arrangements in relation to its floating rate exposure under the Spanish Loan, whereby the Spanish Borrower effectively fixed the interest under the Spanish Loan at 4.505% per annum.

On that same date, Toys “R” Us France Real Estate SAS (the “French Borrower”), an indirect subsidiary of the Company incorporated in France, and Toys “R” Us SARL (“TRU France”), also an indirect subsidiary of the Company incorporated in France and the holding company of the French Borrower, entered into a secured loan agreement pursuant to which the French Borrower borrowed €65.2 million (U.S.$77.8 million) (the “French Loan”). In connection therewith, the French Borrower entered into a sale and leaseback transaction with TRU France in relation to six purchased properties located in France and three properties located in France contributed to it by TRU France. The French Loan has an interest rate of 1.50% plus EURIBOR. The French Borrower has entered into hedging arrangements in relation to its floating rate exposure under the French Loan, whereby the French Borrower effectively fixed the interest under the French Loan at 4.505% per annum.

The proceeds from the above-described U.K. transaction, together with other available funds, were used to repay all of the outstanding indebtedness under the bridge facility component of the Senior Facilities Agreement entered into by Toys “R” Us (UK) Limited on July 21, 2005 with, among others, Deutsche Bank AG, London Branch, Barclays Bank PLC and The Royal Bank of Scotland plc, and to pay part of the transaction costs related to the various transactions. Following the closing of the U.K. transaction, there remained no outstanding balance under the bridge facility.

The Notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 7.01.	Regulation FD Disclosure.

In connection with the above-mentioned U.K. transaction, a preliminary offering circular containing the audited statutory accounts of Toys Limited as of and for the 52 weeks ended February 2, 2002, February 1, 2003, January 31, 2004 and January 29, 2005 was distributed to investors outside of the United States. In connection with the closing of the transaction, a final offering circular containing updated audited statutory accounts of Toys Limited for those periods was distributed to investors outside of the United States. The audited statutory accounts have been prepared in conformity with U.K. GAAP. The updated statutory accounts included in the final offering circular are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Audited Statutory Accounts of Toys “R” Us Limited.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: February 15, 2006	By:	/s/ Raymond L. Arthur
Name: Raymond L. Arthur
Title: ExecutiveVice President—Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Audited Statutory Accounts of Toys “R” Us Limited.